Execution Version

DISTRIBUTION, SALE AND CONTRIBUTION AGREEMENT
BY AND AMONG
TOGA OFFSHORE, LLC,
PINTO OFFSHORE HOLDINGS, LLC,
AMERICAN MIDSTREAM DELTA HOUSE, LLC
AND
D-DAY OFFSHORE HOLDINGS, LLC

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ii

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iii

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DISTRIBUTION, SALE AND CONTRIBUTION AGREEMENT
This DISTRIBUTION, SALE AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of September 29, 2017, is entered into among Toga Offshore, LLC, a Delaware limited liability company (the “Seller”), Pinto Offshore Holdings, LLC, a Delaware limited liability company (“Pinto,” together with the Seller, the “Seller-Related Parties”), American Midstream Delta House, LLC, a Delaware limited liability company (“AMID DH”), and D-Day Offshore Holdings, LLC, a Delaware limited liability company (the “Buyer,” together with AMID DH, the “Buyer-Related Parties”).
WHEREAS, each of Pinto and the Buyer is (a) a Member of (i) Delta House FPS LLC, a Delaware limited liability company (“FPS LLC”), and (ii) Delta House Oil and Gas Lateral LLC, a Delaware limited liability company (“Lateral LLC”), and (b) a party to (i) that certain Amended and Restated Limited Liability Company Operating Agreement of FPS LLC, dated as of December 6, 2012, as amended by that certain First Amendment thereto, dated as of June 20, 2014, that certain Second Amendment thereto, dated as of September 17, 2014, and that certain Third Amendment thereto, dated as of August 27, 2015 (as may be further amended, the “FPS LLC Agreement”), and (ii) that certain Amended and Restated Limited Liability Company Operating Agreement of Lateral LLC, dated as of December 6, 2012, as amended by that certain First Amendment thereto, dated as of September 17, 2014, and that Second Amendment thereto, dated as of August 27, 2015 (as may be further amended, the “Lateral LLC Agreement,” together with the FPS LLC Agreement, the “LLC Agreements,” and each, an “LLC Agreement”);
WHEREAS, AMID DH owns 100% of the outstanding membership interest of the Buyer;
WHEREAS, the Seller owns 7,361.65918 Units of Pinto and AMID DH owns 2,638.34082 Units of Pinto, and Seller is the Managing Member of Pinto;
WHEREAS, Pinto owns 45,160.35452 Class A Units of FPS LLC and 2,650.39110 Class A Units of Lateral LLC; and
WHEREAS, (a) the Seller, as the Managing Member of Pinto, desires to cause Pinto to distribute a total of 19,421.99309 Class A Units of FPS LLC and 1,139.84662 Class A Units of Lateral LLC (together, the “Distributed Units”) to each of the Seller and AMID DH, pro rata in accordance with their respective Percentage Interests, pursuant to and in accordance with Section 6.3 of the Pinto LLC Agreement, (b) immediately following the distribution of the Distributed Units from Pinto to the Seller and AMID DH described in clause (a), the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, the Seller’s Percentage Interest of the Distributed Units (the “Purchased Units”), and (c) simultaneously with the purchase and sale described in clause (b), AMID DH, as the sole member of the Buyer, desires to contribute AMID DH’s Percentage Interest of the Distributed Units (the “Contributed Units”) to the Buyer.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller hereby agree as follows:

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Article I
DEFINITIONS
Section 1.01    Definitions. As used in this Agreement, and unless the context otherwise requires, the following terms have the meanings specified or referred to in this Section 1.01:
“Affiliate” means (i) with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person, including any affiliated investment funds or any investment funds with a common principal advisor and (ii) with respect to any natural person, any spouse, lineal descendants, parents or siblings of such natural persons. For purposes of this Agreement and the other Transaction Documents and notwithstanding anything herein or therein to the contrary, no Buyer-Related Party shall be considered an Affiliate of any Seller-Related Party and no Seller-Related Party shall be considered an Affiliate of any Buyer-Related Party.
2    “Agreement” has the meaning specified in the preamble of this Agreement.
3    “AMID DH” has the meaning specified in the preamble of this Agreement.
4    “Assignment and Assumption Agreement” means the assignment and assumption agreement to be entered into by Pinto and the Buyer in connection with the consummation of the transactions contemplated hereby, substantially in the form attached hereto as Exhibit A.
5    “Business Day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York.
6    “Buyer” has the meaning specified in the preamble of this Agreement.
7    “Buyer-Related Parties” has the meaning specified in the preamble of this Agreement.
8    “Buyer Indemnified Parties” has the meaning specified in Section 6.02(a).
9    “Buyer Parent GP Board” has the meaning set forth in Section 4.02.
10    “Claim” has the meaning specified in Section 6.03(a).
11    “Claim Notice” has the meaning specified in Section 6.03(a).
12    “Class A Units” has the meaning specified in the FPS LLC Agreement or the Lateral LLC Agreement, as applicable.
13    “Closing” has the meaning specified in Section 2.02.
14    “Closing Date” has the meaning specified in Section 2.02.

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15    “Code” means the Internal Revenue Code of 1986, as amended.
16    “Collateral Agent” has the meaning specified in the FPS LLC Pledge Agreement.
17    “Commission” means the United States Securities and Exchange Commission.
18    “Conflicts Committee” has the meaning set forth in Section 4.02.
19    “Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, evidence of Indebtedness, security agreement, lease, easement, right of way agreement, sublease, license, commitment, subcontract, or other arrangement, understanding, undertaking, commitment, or obligation, whether written or oral.
20    “Contributed Units” has the meaning specified in the recitals of this Agreement.
21    “Control” means with respect to any Person, the ability or power, directly or indirectly, through one or more intermediaries, to direct or cause the direction of the management of such Person, whether through ownership of voting securities, by contract or otherwise; provided, that a natural person cannot be “Controlled by” or “under common Control” with another Person.
22    “Distributed Units” has the meaning specified in the recitals of this Agreement.
23    “FPS LLC” has the meaning specified in the recitals to this Agreement.
24    “FPS LLC Agreement” has the meaning specified in the recitals to this Agreement.
25    “FPS LLC Pledge Agreement” means that certain Pledge Agreement dated as of June 20, 2014, from the pledgors referred to therein and Deutsche Bank Trust Company Americas, as collateral agent.
26    “Governmental Authority” means any (a) federal, state, local, or municipal government, or any subsidiary body thereof or (b) governmental or quasi-governmental authority of any nature, including, (i) any governmental agency, branch, department, official, or entity, (ii) any court, judicial authority, or other tribunal, and (iii) any arbitration body or tribunal.
27    “Indebtedness” means, with respect to any Person, all of the following obligations of such Person, without duplication: (a) obligations for indebtedness for borrowed money or for the deferred purchase price of property, goods or services; (b) obligations for indebtedness evidenced by a note, bond, debenture or similar instrument; (c) reimbursement obligations with respect to draws under outstanding letters of credit, surety bonds, acceptances and similar obligations created for the account of such Person; (d) obligations under any commodity swap agreements, commodity cap agreements, interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements, hedging agreements and other similar agreements; and (e) guarantees of any of the foregoing of another Person, in each case of clauses (a) through (e), together with all accrued interest thereon, if any, and any termination fees, redemption or prepayment premiums or penalties, “breakage” costs or similar costs, expenses and payments associated with the repayment of or default under such indebtedness.

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28    “Indemnified Party” means any of the Buyer Indemnified Parties or the Seller Indemnified Parties.
29    “Indemnifying Party” has the meaning specified in Section 6.03(a).
30    “Knowledge” means the actual knowledge after due inquiry of, in the case of the Seller, the individuals listed in Schedule 1.01(a) and, in the case of the Buyer, the individuals listed in Schedule 1.01(b).
31    “Lateral LLC” has the meaning specified in the recitals to this Agreement.
32    “Lateral LLC Agreement” has the meaning specified in the recitals to this Agreement.
33    “Law” means any applicable domestic or foreign federal, state, local, municipal, or other administrative order, constitution, law, Order, policy, ordinance, rule, code, principle of common law, case, decision, regulation, statute, tariff or treaty, or other requirements with similar effect of any Governmental Authority or any binding provisions or interpretations of the foregoing.
34    “Liability” means, collectively, any Indebtedness, commitment, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation, contingency, responsibility or other liability, in each case, whether fixed or unfixed, asserted or unasserted, due or to become due, accrued or unaccrued, absolute, contingent or otherwise.
35    “Lien” means, with respect to any property or asset, any mortgage, deed of trust, proxy, voting or similar agreement, legal or equitable lien, encumbrance, encroachment, reservation, attachment, servitude, pledge, assessment, levy, charge, security interest, warrant, claim, equitable interest, option, right of first refusal or offer, put or call, transfer or security for the payment of any Indebtedness, or restriction or limitation on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.
36    “LLC Agreement” and “LLC Agreements” have the meanings specified in the recitals to this Agreement.
37    “Loss” has the meaning specified in Section 6.02(a).
38    “Managing Member” has the meaning specified in the Pinto LLC Agreement.
39    “Member” has the meaning specified in the FPS LLC Agreement or the Lateral LLC Agreement, as applicable.
40    “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, writ, decree or verdict entered, issued, made or rendered by any Governmental Authority.
41    “Organizational Documents” means, with respect to any Person, its certificate of formation and the operating or limited liability company agreement, and all comparable organizational, constituent or governing documents or instruments.

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42    “Party” means, as applicable, the Buyer-Related Parties or the Seller-Related Parties.
43    “Percentage Interest” has the meaning specified in the Pinto LLC Agreement.
44    “Permitted Liens” means (a) Liens existing under the FPS LLC Agreement or the Lateral LLC Agreement, as applicable, (b) restrictions on sales of securities under applicable securities Laws and, (c) solely with respect to FPS LLC, Liens securing Indebtedness of FPS LLC.
45    “Person” means any individual, partnership, limited partnership, limited liability company, corporation, joint venture, trust, cooperative, association, foreign trust, unincorporated organization, foreign business organization or Governmental Authority or any department or agency thereof, and the heirs, executors, administrators, legal representatives, successors, and assigns of such “Person” where the context so permits.
46    “Pinto” has the meaning specified in the preamble of this Agreement.
47    “Pinto LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Pinto, dated as of September 18, 2015, as amended by the First Amendment to the Amended and Restated Limited Liability Company Agreement of Pinto, dated as of December 14, 2016 (as may be further amended).
48    “Proceedings” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority, arbitrator, or mediator.
49    “Purchase Price” has the meaning specified in Section 2.01(a)(ii)(A).
50    “Purchased Units” has the meaning specified in the recitals of this Agreement.
51    “Remedies Exception” means the extent to which enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
52    “Securities Act” means the Securities Act of 1933.
53    “Seller” has the meaning specified in the preamble of this Agreement.
54    “Seller-Related Parties” has the meaning specified in the preamble of this Agreement.
55    “Seller Indemnified Parties” has the meaning specified in Section 6.02(b).
56    “Survival Period” has the meaning specified in Section 6.01.
57    “Third Party Claim” has the meaning specified in Section 6.03(b).

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58    “Transaction Documents” means, collectively, this Agreement, the Assignment and Assumption Agreement and any and all other agreements or instruments provided for in this Agreement to be executed and delivered by the Parties in connection with the transactions contemplated hereby.
59    “Transfer Taxes” means any transfer, sales, use, stamp, documentary, registration, conveyance, recording, or other similar tax or governmental fee (and any interest, penalty, or addition imposed by a Governmental Authority with respect thereto) incurred as a result of the consummation of the transactions contemplated hereby, excluding any withholding tax and any tax measured by reference to net income or capital gain.
60    “Units” has the meaning specified in the Pinto LLC Agreement.
Section 1.02    Rules of Interpretation. The definitions in Section 1.01 shall apply equally to both the singular and plural forms and to correlative forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits and Schedules to this Agreement) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any Contract (including this Agreement) or Law shall be deemed to be references to such Contract or Law as amended, supplemented or modified from time to time in accordance with its terms and the terms hereof, as applicable, and in effect at any given time (and, in the case of any Law, to any successor provisions). Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context shall otherwise require. Unless the context shall otherwise require, references to any Person include references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person(s) succeeding to its functions and capacities. Unless the context shall otherwise require, the word “or” shall not be exclusive and shall have the inclusive meaning of “and/or”. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.
ARTICLE II
DISTRIBUTION, SALE AND CONTRIBUTION
Section 2.01    Distribution, Sale and Contribution.
(a)    Subject to the terms and conditions of this Agreement, at the Closing:
(i)    the Seller, as the Managing Member of Pinto, hereby directs Pinto to distribute, immediately prior to the consummation of the transactions contemplated by Section

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2.01(a)(ii), all of the Pinto’s right, title and interest in and to the Distributed Units to each of the Seller and AMID DH, pro rata in accordance with their respective Percentage Interests, as a distribution by Pinto of its assets, and the Seller and AMID DH, as the members of Pinto, hereby approve of and consent to such distribution;
(ii)    immediately following the consummation of the transactions contemplated by Section 2.01(a)(i), (A) the Seller hereby sells to the Buyer, and the Buyer hereby purchases from the Seller, all of the Seller’s right, title and interest in and to the Purchased Units free and clear of any and all Liens (other than Permitted Liens), and in consideration for the Purchased Units, the Buyer agrees to pay to the Seller $125,400,000.00 (the “Purchase Price”), in accordance with Section 2.01(b) and (B) the Seller hereby directs Pinto to enter into the Assignment and Assumption Agreement to implement the transfer of Purchased Units to the Buyer; and
(iii)    simultaneously with consummation of the transactions described in Section 2.01(a)(ii), (A) AMID DH, as the sole member of the Buyer, hereby contributes to the Buyer, and the Buyer hereby accepts from AMID DH, all of AMID DH’s right, title and interest in and to the Contributed Units as a contribution by AMID DH to the capital of the Buyer and (B) AMID DH hereby directs Pinto to enter into the Assignment and Assumption Agreement to implement the transfer of the Contributed Units to the Buyer.
(b)    The Purchase Price shall be paid at Closing in cash by wire transfer of immediately available funds to such account(s) designated by the Seller to the Buyer on or prior to the date hereof.
(c)    The Buyer shall prepare a purchase price allocation, in accordance with applicable tax law (including Section 755 of the Code), for the assets and rights acquired by the Buyer as a result of the consummation of the transactions contemplated hereby and deliver the allocation to the Seller within ninety (90) days after the Closing Date. Each of the Buyer and the Seller shall prepare and file all tax returns in a manner consistent with the allocation; provided, however, that nothing contained herein shall prevent the Buyer or Seller from settling any proposed deficiency or adjustment by any taxing authority based upon or arising out of the Purchase Price allocation, and neither the Buyer nor Seller shall be required to litigate before any court any proposed deficiency or adjustment by any taxing authority challenging such Purchase Price allocation.
Section 2.02    Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place (a) simultaneously with the execution of this Agreement at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, or (b) at such other place or at such other time on the date hereof as the Parties may mutually agree, including via teleconference or electronic communication (the date and time on which the Closing takes place, the “Closing Date”).
Section 2.03    Seller Deliverables. At the Closing, subject to the terms and conditions of this Agreement, the Seller shall deliver, or cause to be delivered, to the Buyer:
(a)    a counterpart duly executed by Pinto of the Assignment and Assumption Agreement;

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(b)    a certificate duly executed by the Secretary or an Assistant Secretary of (i) the Seller, dated as of the Closing Date, in customary form, attesting to the resolutions of the board of managers of the Seller authorizing the execution and delivery of the Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date, and (ii) Pinto, dated as of the Closing Date, in customary form, attesting to the resolutions of the Managing Member of Pinto authorizing the execution and delivery of the Transaction Documents to which Pinto is a party and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;
(c)    a properly executed affidavit, prepared in accordance with Treasury Regulations Section 1.1445-2(b)(2) and in form reasonably acceptable to the Buyer, certifying that the Seller is not a foreign person within the meaning of the Code; and
(d)    a copy of (i) the notice delivered by Seller to the Collateral Agent pursuant to and in accordance with Section 9(b) of the FPS LLC Pledge Agreement dated as of a date at least five (5) Business Days prior to the Closing Date and (ii) any other documentation reasonably requested by the Collateral Agent under the FPS LLC Pledge Agreement pursuant to Section 9(b) of the FPS LLC Pledge Agreement (including any transfer powers relating to newly-issued membership interest certificates).
Section 2.04    Buyer Deliverables. At the Closing, subject to the terms and conditions of this Agreement, Buyer shall deliver, or cause to be delivered to the Seller:
(a)    payment of the Purchase Price in accordance with Section 2.01;
(b)    a counterpart duly executed by the Buyer of the Assignment and Assumption Agreement; and
(c)    a certificate duly executed by the Secretary or an Assistant Secretary of AMID DH, dated as of the Closing Date, in customary form, attesting to the resolutions of (i) the Conflicts Committee approving the transactions contemplated by the Transaction Documents and (ii) the Buyer Parent GP Board authorizing the execution and delivery of the Transaction Documents to which any of AMID DH or the Buyer is a party and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.
Section 2.05    Withholding. The Buyer (or its assignee pursuant to Section 7.06 or its agent) may withhold from any payment hereunder any tax required by applicable Law to be withheld, and the tax withheld will be treated for all purposes hereof as paid to the Person with respect to which the withholding was made, to the extent that the withholding Person complies with applicable Law with respect to the withholding (including any applicable Law for depositing the tax withheld with a Governmental Authority).

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ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER-RELATED PARTIES
Except with respect to representations or warranties expressly made as of a specified date, the Seller represents and warrants to the Buyer-Related Parties as of the date hereof as follows:
Section 3.01    Organization. Each Seller-Related Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.
Section 3.02    Validity of Agreement; Authorization. Each Seller-Related Party has the requisite power and authority to enter into the Transaction Documents to which it is a party, and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents and the performance of such Seller-Related Party’s obligations thereunder have been duly authorized by its board of managers or Managing Member, as the case may be, and no other proceedings on the part of such Seller-Related Party is necessary to authorize such execution, delivery and performance. Each of the Transaction Documents to which such Seller-Related Party is a party has been duly executed and delivered by such Seller-Related Party and constitutes the such Seller-Related Party’s valid and binding obligation, enforceable against such Seller-Related Party in accordance with its terms (except to the extent that its enforceability may be limited by the Remedies Exception).
Section 3.03    Consents and Approvals. No consent, approval, waiver or authorization of, or filing, registration or qualification with any Governmental Authority or any other Person is required on the part of such Seller-Related Party for such Seller-Related Party to execute and deliver the Transaction Documents to which it is a party, or to perform its respective obligations thereunder, other than any consent, approval, waiver or authorization that would not, individually or in the aggregate, have a material adverse effect on the ability of such Seller-Related Party to consummate the transactions contemplated by the Transaction Documents.
Section 3.04    Noncontravention. Neither the execution and delivery by such Seller-Related Party of the Transaction Documents to which it is a party, nor the consummation by such Seller-Related Party of the transactions contemplated thereby conflicts with any provision of the Organizational Documents of such Seller-Related Party or violates any Law to which such Seller-Related Party is subject, other than any conflict or violation that would not, individually or in the aggregate, have a material adverse effect on the ability of such Seller-Related Party to consummate the transactions contemplated by the Transaction Documents.
Section 3.05    Ownership, Due Authorization and Transfer of Purchased Units.
(a)    As of immediately prior to the transactions contemplated by Section 2.01(a)(i) at the Closing, Pinto is the record and beneficial owner of the Purchased Units.
(b)    Pinto has good and valid title to the Purchased Units free and clear of any and all Liens (other than Permitted Liens), and the power, authority and legal capacity to distribute and transfer the Purchased Units as provided in this Agreement, and (ii) such distribution will convey

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to the Seller good and marketable title to such Purchased Units free and clear of any and all Liens (other than Permitted Liens and those arising under this Agreement).
(c)    As of immediately following the transactions contemplated by Section 2.01(a)(i), (i) the Seller will have good and valid title to the Purchased Units free and clear of any and all Liens (other than Permitted Liens), and the power, authority and legal capacity to sell, transfer, assign and deliver the Purchased Units as provided in this Agreement, and (ii) such delivery will convey to the Buyer good and marketable title to such Purchased Units free and clear of any and all Liens (other than Permitted Liens and those arising under this Agreement).
(d)    The Purchased Units have been duly authorized and validly issued.
(e)    Except as set forth in the FPS LLC Agreement or the Lateral LLC Agreement, as applicable, and other than the Seller’s rights under this Agreement, there are no outstanding options, warrants or similar rights to purchase or acquire from Pinto all or any portion of the Purchased Units.
(f)    Except as set forth in the FPS LLC Agreement or the Lateral LLC Agreement, as applicable, and other than the Buyer’s rights under this Agreement, there are no outstanding options, warrants or similar rights to purchase or acquire from the Seller all or any portion of the Purchased Units.
Section 3.06    Litigation. As of the date hereof, there are no Proceedings pending or, to the Knowledge of the Seller, threatened, against such Seller-Related Party or to which such Seller-Related Party is otherwise a party or, to the Knowledge of the Seller, a threatened party, challenging the transactions contemplated by the Transaction Documents or otherwise relating to such transactions, the Purchased Units or the Transaction Documents.
Section 3.07    Financial Advisors. No Seller-Related Party has incurred any Liability for fees of any broker, finder or financial advisor in respect of the transactions contemplated by this Agreement for which any Buyer-Related Party will have any responsibility or Liability whatsoever.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING THE BUYER-RELATED PARTIES
Except with respect to representations or warranties expressly made as of a specified date, AMID DH represents and warrants to the Seller-Related Parties as of the date hereof as follows:
Section 4.01    Organization. Each Buyer-Related Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.
Section 4.02    Validity of Agreement; Authorization. Such Buyer-Related Party has the requisite power and authority to enter into the Transaction Documents to which it is a party, and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents

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and the performance of such Buyer-Related Party’s obligations thereunder have been duly authorized by its board of directors or similar governing body, and no other proceedings on the part of such Buyer-Related Party are necessary to authorize such execution, delivery and performance. Each of the Transaction Documents to which such Buyer-Related Party is a party has been duly executed and delivered by such Buyer-Related Party and constitutes such Buyer-Related Party’s valid and binding obligation, enforceable against such Buyer-Related Party in accordance with its terms (except to the extent that its enforceability may be limited by the Remedies Exception). The transactions contemplated by the Transaction Documents to which such Buyer-Related Party is a party have been approved by the conflicts committee (“Conflicts Committee”) of the board of directors of American Midstream GP, LLC (the “Buyer Parent GP Board”) and the execution and delivery by such Buyer-Related Party of this Agreement and the other Transaction Documents to which such Buyer-Related Party is a party, and the consummation of the transactions contemplated hereby and thereby, have been approved by the Buyer Parent GP Board, and such approvals have not been amended, repealed, revoked or rescinded and are in full force and effect as of the date hereof, and no other limited liability company actions are necessary on the part of such Buyer-Related Party to approve this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.
Section 4.03    Consents and Approvals. No consent, approval, waiver or authorization of, or filing, registration or qualification with any Governmental Authority or any other Person is required on the part of such Buyer-Related Party for such Buyer-Related Party to execute and deliver the Transaction Documents to which it is a party, or to perform its obligations thereunder, other than any consent, approval, waiver or authorization that would not, individually or in the aggregate, have a material adverse effect on the ability of such Buyer-Related Party to consummate the transactions contemplated by the Transaction Documents.
Section 4.04    Noncontravention. Neither the execution and delivery by such Buyer-Related Party of the Transaction Documents to which it is a party, nor the consummation by such Buyer-Related Party of the transactions contemplated thereby conflicts with any provision of the Organizational Documents of such Buyer-Related Party or violates any Law to which such Buyer-Related Party is subject, other than any conflict or violation that would not, individually or in the aggregate, have a material adverse effect on the ability of such Buyer-Related Party to consummate the transactions contemplated by the Transaction Documents.
Section 4.05    Investment Intent. The Buyer (a) is an “accredited investor” as defined in the Securities Act, (b) understands and has evaluated the risks associated with acquiring the Purchased Units and (c) is not relying on any representations of the Seller other than those set forth in Article III. The Buyer agrees that it will not transfer all or any number of the Purchased Units, or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any Person or Persons whomsoever, all or any portion of the Purchased Units in any manner that would violate the applicable LLC Agreements or applicable securities Laws. The Buyer is able to bear the economic risk of the investment contemplated hereunder, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Purchased Units.

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Section 4.06    Available Funds. The Buyer has access to all of the funds necessary for the acquisition of all of the Purchased Units pursuant to this Agreement, as and when needed, and to perform its obligations under this Agreement.
Section 4.07    Financial Advisors. No Buyer-Related Party has incurred any Liability for fees of any broker, finder or financial advisor in respect of the transactions contemplated by this Agreement for which any Seller-Related Party will have any responsibility or Liability whatsoever.
Section 4.08    Litigation. As of the date hereof, there are no Proceedings pending or, to the Knowledge of the Buyer, threatened, against such Buyer-Related Party or to which such Buyer-Related Party is otherwise a party or, to the Knowledge of the Buyer, a threatened party, challenging the transactions contemplated by the Transaction Documents or otherwise relating to such transactions, the Purchased Units or the Transaction Documents.
ARTICLE V
COVENANTS
Section 5.01    Transfer Taxes. Notwithstanding Section 7.07, any Transfer Tax will be borne by the Buyer, and the Buyer will provide the Seller with evidence satisfactory to the Seller that all Transfer Taxes have been paid. Each of the Buyer and the Seller will prepare and timely file any tax return required by applicable Law to be filed by the Buyer or the Seller, as applicable, in connection with Transfer Taxes; provided, that if any such tax return is required to be filed jointly by the Buyer and the Seller, then the Seller will prepare the tax return; provided, further, that with respect to any such tax return prepared by either the Buyer or the Seller, the preparing Party shall deliver such tax return to the other Party for the other Party’s review, within a reasonable period of time before the filing date, and the preparing Part will consider in good faith any revision that the other Party reasonably and promptly requests.
Section 5.02    Public Announcements. Each Party shall (a) consult with each other Party before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement or the other Transaction Documents, (b) provide to each other Party for review a copy of any such press release or public statement and (c) not issue any such press release or make any such public statement prior to such consultation and review and the receipt of the prior consent of each other Party to this Agreement, unless required by applicable Law or the regulations of any applicable stock exchange, in which case, the Party required to issue the press release or make the public statement shall, prior to issuing such press release or making such public statement, use its commercially reasonable efforts to allow each other Party reasonable time to comment on such release or statement to the extent practicable.
Section 5.03    Further Assurances. Following the Closing, the Parties shall each (i) take all further action as may be required or reasonably requested by the Collateral Agent pursuant to the FPS LLC Pledge Agreement in connection with the transfer of the Class A Units of FPS LLC pursuant to this Agreement and (ii) execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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ARTICLE VI
INDEMNIFICATION
Section 6.01    Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement and any certificate delivered pursuant hereto and the covenants and agreements contained in this Agreement which by their terms are to be performed prior to the Closing shall survive the Closing and continue in full force and effect for a period of three (3) years thereafter, and the covenants and agreements contained in this Agreement and the other Transaction Documents which by their terms are to be performed after the Closing shall survive the Closing and continue in full force and effect until the performance of such covenants and agreements in accordance with their terms (the applicable period of survival of a representation, warranty, covenant or agreement being the “Survival Period”), and there shall be no liabilities or obligations with respect to any such representation, warranty, covenant or agreement from and after the expiration of its applicable Survival Period. Notwithstanding the expiration of any Survival Period, any obligations under Section 6.02(a) and Section 6.02(b) shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice to the Indemnifying Party in accordance with Section 6.03(a) before the expiration of the applicable Survival Period.
Section 6.02    Indemnification.
(a)    From and after the Closing, subject to Section 6.01 and Section 6.04, the Seller hereby agrees to indemnify and hold each Buyer-Related Party, its Affiliates (excluding the Seller Indemnified Parties) and each of their respective equity holders, members, directors, managers, officers, employees, agents and representatives (collectively, the “Buyer Indemnified Parties”) harmless from and against, and pay to the applicable Buyer Indemnified Parties the amount of, any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, settlements, damages, interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, taxes, costs and expenses (including costs of investigation and defense and attorneys’ and other professionals’ fees), whether or not involving a Third Party Claim (a “Loss”) based upon, attributable to or resulting from (including any and all Proceedings, demands, or assessments arising out of):
(i)    any inaccuracy or breach of the representations or warranties made by the Seller-Related Parties in this Agreement or any certificate delivered pursuant hereto; or
(ii)    any breach of any covenant or other agreement on the part of the Seller-Related Parties under this Agreement or any certificate delivered pursuant hereto.
(b)    From and after the Closing, subject to Section 6.01 and Section 6.04, AMID DH hereby agrees to indemnify and hold each Seller-Related Party, its Affiliates (excluding the Buyer Indemnified Parties) and each of their respective equity holders, members, directors, managers, officers, employees, agents and representatives (collectively, the “Seller Indemnified Parties”) harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of, any and all Losses based upon, attributable to or resulting from (including any and all Proceedings, demands, or assessments arising out of):

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(i)    any inaccuracy or breach of the representations or warranties made by the Buyer-Related Parties in this Agreement or any certificate delivered pursuant hereto; or
(ii)    any breach of any covenant or other agreement on the part of the Buyer-Related Parties under this Agreement or any certificate delivered pursuant hereto.
(c)    Materiality, material adverse effect and similar qualifiers contained in any representation or warranty, or in any defined term used therein, shall be disregarded for purposes of subsections (a)(i) and (b)(i) of this Section 6.02 in (i) determining any inaccuracy, untruth or breach of the representations or warranties contained herein and (ii) calculating the amount of Losses suffered by an Indemnified Party.
Section 6.03    Indemnification Procedure.
(a)    In the event that any Proceeding is instituted or any Claim is asserted by any Third Party in respect of which indemnification may be sought under Section 6.02 hereof and in respect of which the Indemnifying Party has agreed in writing to indemnify the Indemnified Party for all of such Indemnified Party’s Losses (subject to any applicable limitations in this Article VI) (a “Third Party Claim”), the Indemnifying Party will have the right, at such Indemnifying Party’s expense, to assume the defense of the same, including the appointment and selection of counsel on behalf of the Indemnified Party, so long as such counsel is reasonably acceptable to the Indemnified Party. If the Indemnifying Party elects to assume the defense of any such Third Party Claim, it shall within thirty (30) days notify the Indemnified Party in writing of its intent to do so. Subject to Section 6.03(c), the Indemnifying Party will have the right to settle or compromise or take any corrective or remedial action with respect to any such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party. The Indemnified Party will be entitled, at its own cost, to participate with the Indemnifying Party in the defense of any such Third Party Claim, unless separate representation of the Indemnified Party by counsel is reasonably necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. If the Indemnifying Party assumes the defense of any such Third Party Claim but fails to diligently prosecute such Third Party Claim, or if the Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnified Party may assume control of such defense and in the event the Third Party Claim is determined to be a matter for which the Indemnifying Party is required to provide indemnification under the terms of this Article VI, the Indemnifying Party will bear the reasonable costs and expenses of such defense (including fees and expenses of counsel).
(b)    Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party will not be permitted to settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree or permit a default without the Indemnified Party’s prior written consent, in each case, that (i) does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a binding, irrevocable, written release of any Indemnified Party from all Liability, (ii) provides for any admission of Liability on the part of any Indemnified Party, (iii) requires an admission of guilt or wrongdoing on the part of

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any Indemnified Party or (iv) imposes any Liability or continuing obligation on or requires any payment from any Indemnified Party.
Section 6.04    Limitations.
(a)    In no event shall the aggregate Liability of any Party for indemnifiable Losses hereunder exceed the Purchase Price.
(b)    No Indemnifying Party shall be liable under Section 6.02 for any special, incidental, consequential, multiplied, exemplary, speculative or punitive Losses, except to the extent that, (i) in the case of any special, incidental, consequential or multiplied Losses, any of the foregoing are the reasonably foreseeable result of a breach of this Agreement or (ii) the payment of such damages or amount of Losses is to a Person making a Third Party Claim in satisfaction of such Third Party Claim pursuant to this Agreement.
Section 6.05    Calculation of Losses. In calculating amounts payable to an Indemnified Party, the amount of any indemnified Losses shall be computed net of (a) payments actually recovered by any Indemnified Party under any insurance policy with respect to such Losses net of expenses and (b) any actual recovery by any Indemnified Party from any Person with respect to such Losses net of expenses. Each Indemnified Party shall use commercially reasonable efforts to pursue reimbursement for Losses, including under insurance policies and indemnity arrangements.
Section 6.06    No Duplication. In no event shall any Indemnified Party be entitled to recover any Losses under one Section or provision of this Agreement to the extent of the full amount of such Losses already recovered by such Indemnified Party, nor shall its insurer or indemnitor be entitled to any kind of subrogation or substitution which would give it the right to make a claim against the Indemnifying Party.
Section 6.07    Tax Treatment of Indemnity Payments. The Seller and the Buyer agree to treat any indemnity payment made pursuant to this Article VI as an adjustment to the Purchase Price for all tax purposes, unless otherwise required by Law.
Section 6.08    Exclusive Remedy. From and after the Closing, the indemnification provisions of this Article VI shall be the sole and exclusive remedy of any Indemnified Party for Losses, including claims for contribution or other rights of recovery arising out of or relating to claims for breach of Contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty that it may at any time suffer or incur, or become subject to, as a result of, or in connection with any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the Parties agree that each Party shall retain all remedies at Law or in equity with respect to actual fraud.

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ARTICLE VII
MISCELLANEOUS
Section 7.01    Amendments and Modifications. This Agreement may be amended, modified or supplemented only by written agreement of the Parties.
Section 7.02    Waiver.
(a)    Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
(b)    To the extent that any Party is required to obtain the consent, waiver or approval of, or provide notice to, any other Party under any provision the Pinto LLC Agreement, the FPS LLC Agreement or the Lateral LLC Agreement for the execution and delivery of this Agreement, the performance of any obligations hereunder, or the consummation of the transactions contemplated hereby, such other Party hereby waives compliance by the applicable Party with such provision of the Pinto LLC Agreement, the FPS LLC Agreement or the Lateral LLC Agreement with respect to the transactions contemplated by this Agreement.
Section 7.03    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by a nationally recognized overnight courier, postage prepaid, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):
If to any of the Buyer-Related Parties:
American Midstream Partners, LP
2103 CityWest Boulevard, Building #4, Suite 800
Houston, TX 77042
Attention:     General Counsel
Facsimile:     (713) 815-3900
with a copy to:
Gibson, Dunn & Crutcher LLP
1221 McKinney Street
Houston, TX 77010
Attention:    Gerald Spedale
Facsimile:    (346) 718-6988
with a further copy to:

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Thompson & Knight LLP
811 Main Street, Suite 2500
Houston, TX 77002
Attention:    Alan P. Baden
Jeremiah M. Mayfield
Facsimile:    (832) 397-8044
(214) 880-3379
If to any of the Seller-Related Parties:
c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117
Attention:     General Counsel
Facsimile:     (617) 867-4698
with a copy to:
Latham & Watkins LLP
885 3rd Avenue
New York, NY 10022
Attention:    Christopher Cross; Kristin Mendoza
Facsimile:    (212) 751-4864
Section 7.04    Governing Law. This Agreement and all claims arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by the Laws of the State of Delaware, without regard to the conflicts of law principles that would result in the application of any Law other than the Laws of the State of Delaware.
Section 7.05    Consent to Jurisdiction; Waiver of Jury Trial. Each Party irrevocably submits to the exclusive jurisdiction of (i) state courts of the State of Delaware and (ii) the United States District Court for the District of Delaware or the Delaware Chancery Court for the purposes of any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby (and agrees not to commence any Proceeding relating hereto except in such courts). Each Party further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party’s respective address set forth in Section 7.03 will be effective service of process for any Proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in (i) state courts of the State of Delaware or (ii) the United States District Court for the District of Delaware or the Delaware Chancery Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity. EACH PARTY

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IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
Section 7.06    Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither Party may assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other Party, except that the Buyer may assign any of its rights or obligations hereunder without such consent to any Affiliate of the Buyer for purpose of having such Affiliate take ownership of all or a portion of the Purchased Units so long as (i) the Buyer remains jointly and severally obligated to satisfy all of the Buyer’s obligations under the terms of this Agreement, and (ii) such assignment is permissible under the terms of the applicable LLC Agreement. No assignment of this Agreement will in any way affect the assigning Party’s obligations or liabilities under this Agreement and any attempted assignment of this Agreement or any rights or obligations hereunder in violation of this Section 7.06 shall be deemed void ab initio. Except as expressly provided for herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person other than the Parties.
Section 7.07    Expenses. Except as otherwise expressly provided for herein, each Party shall pay all costs and expenses (including legal, accounting, financial advisory and consulting fees and expenses) incurred by such Party in connection with the negotiation and consummation of the transactions contemplated by this Agreement and the other Transaction Documents.
Section 7.08    Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached by such Party. Accordingly, each Party agrees that the other Party will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement by such Party and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over such Party and the matter, subject to Section 7.04 and Section 7.05, in addition to any other remedy to which it may be entitled, in equity or at Law.
Section 7.09    Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), together with each of the other Transaction Documents, constitute the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersede any and all prior or contemporaneous discussions, agreements and understandings, whether written or oral.
Section 7.10    Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable,

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the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.
Section 7.11    Facsimiles; Electronic Transmission; Counterparts. This Agreement may be executed by facsimile or other electronic transmission (including scanned documents delivered by email) by any Party and such execution shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
* * * * *
[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties execute and deliver this Agreement, effective as of the date first above written.
THE BUYER-RELATED PARTIES:

AMERICAN MIDSTREAM DELTA HOUSE, LLC

By:	/s/ Lynn L. Bourdon III

Name:	Lynn L. Bourdon III

Title:	President and Chief Executive Officer

D-DAY OFFSHORE HOLDINGS, LLC

By:	/s/ Lynn L. Bourdon III

Name:	Lynn L. Bourdon III

Title:	President and Chief Executive Officer

[Signature Page to Distribution, Sale and Contribution Agreement]

THE SELLER-RELATED PARTIES:

TOGA OFFSHORE, LLC

By:	/s/ Daniel R. Revers

Name:	Daniel R. Revers

Title:	President

PINTO OFFSHORE HOLDINGS, LLC

By:	/s/ Daniel R. Revers

Name:	Daniel R. Revers

Title:	President

[Signature Page to Distribution, Sale and Contribution Agreement]

EXHIBIT A
Form of Assignment and Assumption Agreement
(See attached.)

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Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT
This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is made and entered into as of September 29, 2017, by and between D-Day Offshore Holdings, LLC, a Delaware limited liability company ( “Assignee”), and Pinto Offshore Holdings, LLC, a Delaware limited liability company ( “Assignor”). Assignee and Assignor are referred to collectively herein as the “Parties” and each individually as a “Party.” All capitalized terms used but not defined herein shall have the meanings given to them in the DSC Agreement (defined below).

RECITALS
WHEREAS, each of the Parties is (a) a Member of (i) Delta House FPS LLC, a Delaware limited liability company (“FPS LLC”), and (ii) Delta House Oil and Gas Lateral LLC, a Delaware limited liability company (“Lateral LLC”), and (b) a party to (i) that certain Amended and Restated Limited Liability Company Operating Agreement of FPS LLC, dated as of December 6, 2012, as amended by that certain First Amendment thereto, dated as of June 20, 2014, that certain Second Amendment thereto, dated as of September 17, 2014, and that certain Third Amendment thereto, dated as of August 27, 2015 (as may be further amended, the “FPS LLC Agreement”), and (ii) that certain Amended and Restated Limited Liability Company Operating Agreement of Lateral LLC, dated as of December 6, 2012, as amended by that certain First Amendment thereto, dated as of September 17, 2014, and that Second Amendment thereto, dated as of August 27, 2015 (as may be further amended, the “Lateral LLC Agreement,” together with the FPS LLC Agreement, the “LLC Agreements,” and each, an “LLC Agreement”);
WHEREAS, AMID DH (defined below) owns 100% of the outstanding membership interest of Assignee;
WHEREAS, Toga (defined below) owns 7,361.65918 Units of Assignor and AMID DH owns 2,638.34082 Units of Assignor, and Toga is the Managing Member of Assignor;
WHEREAS, Assignor owns 45,160.35452 Class A Units of FPS LLC and 2,650.39110 Class A Units of Lateral LLC;
WHEREAS, Assignee and Assignor have entered into that certain Distribution, Sale and Contribution Agreement, dated as of the date hereof (the “DSC Agreement”), by and among Toga Offshore, LLC, a Delaware limited liability company (“Toga”) and American Midstream Delta House, LLC, a Delaware limited liability company (“AMID DH”), Assignor and Assignee, pursuant to which, among other things, (a) Toga, as Managing Member of Assignor, directed Assignor to distribute a total of 19,421.99309 Class A Units of FPS LLC and 1,139.84662 Class A Units of Lateral LLC (together, the “Distributed Units”) to each of Toga and AMID DH, pro rata in accordance with their respective Percentage Interests, upon the consent and approval of Toga and AMID DH, as the members of Pinto, (b) immediately following the distribution of the Distributed Units from Assignor to Toga and AMID DH described in clause (a), Assignee purchased from Toga, and Toga sold to Assignee, Toga’s Percentage Interest of the Distributed Units (the “Purchased Units”), and (c) simultaneously with the purchase and sale described in clause (b), AMID DH, as

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the sole member of Assignee, contributed AMID DH’s Percentage Interest of the Distributed Units (the “Contributed Units”) to Assignee; and
WHEREAS, pursuant to the DSC Agreement, Toga, as Managing Member of Assignor, directed Assignor to enter into this Agreement to implement the transfer of the Purchased Units to Assignee, and AMID DH directed Assignor to enter into this Agreement to implement the transfer of the Contributed Units to Assignee; and
WHEREAS, in connection with the foregoing transactions, Assignor desires to assign and delegate, and Assignee desires to accept and assume, all of Assignor’s rights and obligations in respect of the Purchased Units and the Contributed Units under the LLC Agreements, as applicable, for the purpose of taking ownership of the Purchased Units and the Contributed Units under the LLC Agreements, as applicable.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Assignment and Assumption. In accordance with the terms of the DSC Agreement, (a) Assignor hereby assigns, conveys, transfers and delivers to Assignee, its successors and assigns, to have and to hold forever, (i) on behalf of Toga, all of its right, title and interest in and to the Purchased Units and (ii) on behalf of AMID DH, all of its right, title and interest in and to the Contributed Units, in each case, in accordance with the terms and conditions of the DSC Agreement, and to and any and all income, distributions, value, rights, benefits and privileges associated therewith or deriving therefrom to the extent arising on or after the date hereof; and (b) Assignee hereby accepts such assignment and assumes and agrees to pay, perform and discharge all of Assignor’s duties, liabilities, and obligations in respect of the Purchased Units and the Contributed Units to the extent arising on or after the date hereof and agrees to be bound by all of the terms and conditions of the applicable LLC Agreement, with respect to the Purchased Units and the Contributed Units.
2.Terms of the DSC Agreement. The Parties acknowledge and agree that the DSC Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the DSC Agreement and the terms hereof, the terms of the DSC Agreement shall govern.
3.Pre-Closing and Post-Closing Unit Ownership. The number of (a) Class A Units of FPS LLC and (b) Class A Units of Lateral LLC, in each case, owned by each Party before and after the Closing are set forth on Schedule A hereto.
4.Representations and Warranties. Each Party herein represents and warrants that the transfer of the Purchased Units and the Contributed Units contemplated by this Agreement is being made in compliance with all applicable Laws (including state and federal securities Laws) and the applicable LLC Agreements. The representations and warranties of the Parties contained in this

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Agreement which are made as of the date of this Agreement as set forth above shall survive the Closing and continue in full force and effect for a period of three (3) years, and the covenants and agreements of the Parties contained in this Agreement which by their terms are to be performed after the Closing shall survive the Closing and continue in full force and effect until the performance of such covenants and agreements in accordance with their terms (the applicable period of survival of a representation, warranty, covenant or agreement being the “Survival Period”), and there shall be no liabilities or obligations with respect to any such representation, warranty, covenant or agreement from and after the expiration of its applicable Survival Period.
5.Governing Law and Consent to Jurisdiction; Waiver of Jury Trial. This Agreement and all claims arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by the Laws of the State of Delaware, without regard to the conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware. Each Party irrevocably submits to the exclusive jurisdiction of (a) the state courts of the State of Delaware and (b) the United States District Court for the District of Delaware or the Delaware Chancery Court for the purposes of any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby (and agrees not to commence any Proceeding relating hereto except in such courts). Each Party further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party’s respective address set forth in the DSC Agreement will be effective service of process for any Proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in (y) the state courts of the State of Delaware or (z) the United States District Court for the District of Delaware or the Delaware Chancery Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity. EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
6.Counterparts. This Agreement may be executed by facsimile or other electronic transmission (including scanned documents delivered by email) by any Party and such execution shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be

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executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
7.Further Assurances. Each Party shall execute and deliver, at the reasonable request of the other Party, such additional documents, instruments, conveyances and assurances and take such further actions as such other Party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.
* * * * *

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first set forth above.

DAY OFFSHORE HOLDINGS, LLC

By:
Name:    Lynn L. Bourdon III
Title:    President and Chief Executive Officer

[Signature Page to the Assignment and Assumption Agreement]

1.
PINTO OFFSHORE HOLDINGS, LLC

By:

Name:	Daniel R. Revers

Title:	President

[Signature Page to the Assignment and Assumption Agreement]

Schedule A
Pre-Closing and Post-Closing Unit Ownership

	FPS LLC Class A Unitholdings Immediately Before the Closing	FPS LLC Class A Unitholdings Immediately After the Closing	Lateral LLC Class A Unitholdings Immediately Before the Closing	Lateral LLC Class A Unitholdings Immediately After the Closing
D-Day Offshore Holdings, LLC	6,644.31244	26,066.30553	389.94438	1,529.79100
Pinto Offshore Holdings, LLC	45,160.35452	25,738.36143	2,650.39110	1,510.54448

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Schedule 1.01(a)
Seller Knowledge
John F. Erhard
Nicholas Bradley
Josef Alves

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Schedule 1.01(b)
Buyer Knowledge
Lynn Bourdon
Ryan Rupe
Louis Dorey

US-DOCS\92753768.12